UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 6, 2011

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

On April 6, 2011 (“Effective Date”), Liquidmetal Technologies, Inc., a Delaware corporation (“Liquidmetal”), entered into a Settlement and Equity Interest Purchase Agreement with SAGA S.p.a., a company incorporated under the laws of Italy (“SAGA”), which supersedes the March 19, 2011 preliminary Settlement Agreement, pursuant to which (i) the parties agreed to terminate their joint venture, Liquidmetal Saga Italy S.r.l., a company incorporated under the laws of Italy (“LSI”), (ii) the parties agreed to cause certain pending legal actions against each other to be dismissed with prejudice, (iii) Liquidmetal agreed to pay SAGA $2.8 million in the form of 4,496,429 restricted shares (“Shares”) of Liquidmetal common stock in exchange for SAGA's equity interest in LSI, and (iv) the Liquidmetal technology license to LSI will be terminated (together with the ancillary documents, the “Preliminary Settlement Agreement”).

The number of Shares issued to SAGA was based on the thirty (30) days trailing, volume weighted average price (“Average Market Price”) of Liquidmetal stock as of the Effective Date (“Base Price”).  The Shares were issued to SAGA in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Specifically, the Shares will be issued by virtue of Section 4(2) of the Securities Act in that the issuance did not involve a public offering, SAGA has adequate access to information about Liquidmetal, and appropriate restrictive legends will be affixed to all certificates representing the Shares issued to SAGA. The Shares received by SAGA under the Settlement and Equity Interest Purchase Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act, and SAGA has not been granted any registration rights by Liquidmetal with respect to such Shares.

At any time prior to October 6, 2011 (“Determination Date”), Liquidmetal may redeem and repurchase all of the Shares from SAGA.  If Liquidmetal elects to redeem all of the Shares, Liquidmetal shall pay a redemption price that is either i) One Hundred Ten Percent (110%) of the Base Price if the Average Market Price on the Determination Date is greater than or equal to One Hundred Ten Percent (110%) of the Base Price or, ii) the Average Market Price on the Determination Date, if the Average Market Price on the Determination Date is greater than or equal to the Base Price, but less than One Hundred Ten Percent (110%) of the Base Price.

If the Average Market Price on the Determination Date is less than the Base Price, Liquidmetal shall issue a promissory note (“Note”) to SAGA having a principal amount equal to the difference between such average closing prices, multiplied by the number of Shares.  The Note would bear interest at the rate of 8% per annum and mature on the twelfth month anniversary of the Note’s issuance.

The foregoing does not purport to be a complete description of the Settlement and Equity Interest Purchase Agreement and is qualified by reference to the full text of such agreement, which will be filed with Liquidmetal’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

Item 3.02.  Unregistered Sale of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date:  April 12, 2011